EXHIBIT 10.1
                           SECOND AMENDMENT AGREEMENT


         This SECOND AMENDMENT AGREEMENT ("Agreement") is made and entered into as of February 14, 1997 by and between WILLIAM BLAIR MEZZANINE CAPITAL FUND, L.P., an Illinois limited partnership ("Blair"); and EAGLE PLASTICS, INC., a Nebraska corporation ("Eagle"), PACIFIC PLASTICS, INC., an Oregon corporation ("Pacific"), ARROW PACIFIC PLASTICS, INC., a Utah corporation ("Arrow"), and EAGLE PACIFIC INDUSTRIES, INC., a Minnesota corporation ("EPII") (Eagle, Pacific, Arrow and EPII are sometimes referred to herein collectively as the "Company").


                                 R E C I T A L S

         A. Pursuant to that certain Plan of Recapitalization dated as of March 16, 1995 by and among Blair, Eagle and EPII (f/k/a Black Hawk Holdings, Inc.), the parties entered into a Debenture Acquisition Agreement of even date therewith (the "Debenture Acquisition Agreement"), and Blair was issued, among other things, a senior subordinated debenture of Eagle having a principal amount of $7,500,000 (the "Debenture") ($4,500,000 of which remains unpaid on the date hereof).

         B. As an inducement for Blair's consent to a refinancing of the Company's senior indebtedness by Fleet Capital Corporation ("Fleet") as of May 10, 1996, the parties hereto amended selected terms of the Debenture Acquisition Agreement and the Debenture in exchange for certain financial accommodations to Blair pursuant to an Amendment Agreement of even date therewith.

         C. Consistent with certain amendments proposed to be made by Eagle, Pacific and Arrow to their credit facility with Fleet on the date hereof, the parties hereto desire to again amend selected terms and conditions of the Debenture Acquisition Agreement, all as hereinafter set forth.


                               A G R E E M E N T S

         NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Incorporation of Recitals. The foregoing recitals are incorporated herein by reference and made a part of this Agreement.

         2. Amendment of the Debenture Acquisition Agreement. Subject to the Company's performance of its obligations to Blair hereunder on the date hereof,
(x) Blair hereby consents to the terms of that certain First Amendment to Loan and Security Agreement of even date herewith by and between Fleet and Eagle, Pacific and Arrow, and (y) the parties hereto agree to amend the terms of the Debenture Acquisition Agreement as follows:

                  (a) The following definition shall be inserted immediately after the definition of "Capitalized Lease Obligations" contained in
         Section 1.1 of the Debenture Acquisition Agreement:

                           "'Carryover Amount' shall mean (a) in respect to the
                  fiscal year ending December 31, 1997, Six Million Fifty Thousand Dollars ($6,050,000), less the amount of Capital Expenditures made in the fiscal year of Borrower ending December 31, 1996 and (b) in respect to subsequent fiscal years, the amount of permitted Capital Expenditures (without giving effect to any Carryover Amount) for the previous two fiscal years minus the amount of Capital Expenditures made in such fiscal years."

                  (b) Sections 5.1(u) and (v) of the Debenture Acquisition Agreement shall be deleted in their entirety and replaced with the following:

                           "(u) Consolidated Net Cash Flow. Borrower and
                  Guarantors shall achieve Consolidated Net Cash Flow (as defined in the Senior Loan Agreement) for each of the periods listed below equal to or greater than the amount set forth opposite such period:

                   Period                                      Amount
                   ------                                      ------

                   January 1, 1996 through and                 $135,000
                   including June 30, 1996

                   January 1, 1996 through and                 $585,000
                   including September 30, 1996

                   January 1, 1996 through and                 ($1,650,000)
                   including December 31, 1996

                   January 1, 1997 through and                 ($1,100,000)
                   including March 31, 1997

                   January 1, 1997 through and                 ($385,000)
                   including June 30, 1997

                   January 1, 1997 through and                 $135,000
                   including September 30, 1997

                   January 1, 1997 through and                 ($1,650,000)
                   including December 31, 1997

                   January 1, 1998 through and                 ($1,265,000)
                   including March 31, 1998

                   January 1, 1998 through and                 ($550,000)
                   including June 30, 1998

                   January 1, 1998 through and                 ($50,000)
                   including September 30, 1998

                   January 1, 1998 through and                 ($165,000)
                   including December 31, 1998

                   January 1, 1999 through and                 ($550,000)
                   including March 31, 1999

                           (v) Senior Interest Coverage Ratio. Borrower and
                  Guarantors shall achieve, at the end of each fiscal period listed below during the term hereof, a Senior Interest Coverage Ratio (as defined in the Senior Loan Agreement) equal to or greater than the ratio shown below for the fiscal period corresponding thereto:

                             Fiscal Period                         Ratio
                             -------------                         -----

                             January 1 to March 31              1.45 to 1
                             January 1 to June 30               3.15 to 1
                             January 1 to September 30          4.05 to 1
                             January 1 to December 31           2.15 to 1"

                  (c) Sections 5.2(d) and (w) of the Debenture Acquisition Agreement shall be deleted in their entirety and replaced with the following:

                           "(d) Restriction on Operating Leases. Borrower and
                  Guarantors shall not become liable for in any way whether directly or indirectly, by assignment or as guarantor or other surety for the obligations of the lessee under, any Operating Lease, unless immediately after giving effect to the incurrence of liability with respect to such lease, the aggregate amount of all rental and all other payments under such Operating Lease and all other Operating Leases of Borrower and Guarantors in the aggregate at the time in effect during any current or future period of 12 consecutive months does not exceed $900,000.

                           (w) Capital Expenditures. Neither Borrower nor any
                  Guarantor shall, unless otherwise consented to by Purchaser in writing, make Capital Expenditures (as defined in the Senior Loan Agreement) which, in the aggregate, as to Borrower and Guarantors during any fiscal year of Borrower, exceeds the amount set forth opposite such fiscal year in the following schedule:

                             Fiscal Year Ending              Capital Expenditure
                             ------------------              -------------------

                             December 31, 1996               $5,500,000
                             December 31, 1997               $4,400,000 plus the
                                                               Carryover Amount
                             December 31, 1998 and           $1,650,000 plus the
                             each subsequent fiscal year       Carryover Amount"

Notwithstanding anything to the contained to the contrary in the Debenture Acquisition Agreement, Lender acknowledges that Borrower and Guarantors contemplate making certain Capital Expenditures or other expenditures in connection with the construction of a new facility in Salt Lake City, Utah. Lender further acknowledges and consents to any sale and leaseback transaction entered into in connection with such improvements, provided that such sale and leaseback transaction do not cause Borrower and Guarantors to violate any other covenants contained in the Debenture Acquisition Agreement.

         3. Performance of the Company's Obligations. On the date hereof:

                  (a) Eagle shall pay to Blair in cash, by wire transfer to the account specified in Section 2.5 of the Debenture Acquisition Agreement all accrued Fixed Interest as defined in and payable pursuant to the Debenture through and including the date hereof; and

                  (b) EPII shall deliver to Blair a certificate (the form and substance of which are satisfactory to Blair and its counsel), signed by the secretary or an assistant secretary of EPII, certifying as to
         (i) the names of the officers of the Company authorized to sign this Agreement and all other documents and instruments executed and/or delivered in connection herewith or therewith, (ii) specimens of the true signatures of such officers, on which Blair may conclusively rely, and (iii) the truth and correctness of documents and instruments executed and/or delivered in connection herewith and therewith.

         4. Affirmation of Guarantee. EPII, Pacific and Arrow hereby acknowledge that the Debenture Acquisition Agreement is being amended hereby and hereby also acknowledges and affirms that (a) their respective Guarantees are in full force and effect and the liability of each of EPII, Pacific and Arrow as Guarantors therewith continue in accordance with the terms thereof and are in no way affected or impaired by such amendment to the Debenture Acquisition Agreement,
(b) Blair's agreement to such amendment is in Blair's sole discretion, (c) Blair is not required to provide notice to anyone of such amendment and (d) Blair's provision of such notice to each of EPII, Pacific and Arrow, as guarantors, shall not operate as a waiver of Blair's right to agree to further amendments in their sole discretion without notice to each of EPII, Pacific and Arrow or any other person that is or shall be a guarantor of the Company's obligations under the Debenture Acquisition Agreement.

         5. Representations and Warranties of the Company. As a further inducement for Blair to consent to an amendment of the Company's senior indebtedness by Fleet, the Company hereby represents and warrants to Blair that:

                  (a) The Company (and each of them) has the requisite corporate power and authority to execute, deliver and carry out this Agreement, all other agreements and instruments contemplated or required by the provisions thereof and to be executed, delivered or carried out by the Company (or any of them) (collectively, the "Ancillary Agreements") and the transactions contemplated hereby and thereby.

                  (b) The execution and delivery of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby or thereby has been duly authorized by all necessary corporate action and other consents, approvals and the like required on the part of the Company.

                  (c) Neither the execution and delivery by the Company (or any of them) of this Agreement or any of the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with the terms, conditions and provisions hereof or thereof, shall (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under,
         (iii) result in the creation of any lien, security interest, charge or encumbrance upon its capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the articles of incorporation or bylaws of the Company (or any of them) or any law, statute, rule or regulation to which the Company (or any of them) is subject, or any agreement, instrument, order, judgment or decree to which the Company (or any of them) is subject.

                  (d) This Agreement and each of the Ancillary Agreements to which the Company (or any of them) is a party have been duly and validly executed and delivered by Eagle, Pacific, Arrow and/or EPII (as the case may be) and constitute legal, valid and binding obligations, and all such obligations of the Company (or any of them) are enforceable in accordance with their respective terms.

                  (e) All representations and warranties of Borrower and Guarantors in the Debenture Acquisition Agreement, as amended to date, remain true and correct as of the date hereof as though originally made on and as of the date hereof, except to the extent any such representation or warranty expressly relates to an earlier date (in which case such representation or warranty shall have been true and correct on such earlier date).

                  (f) Neither this Agreement nor any of the Ancillary Agreements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Company (or any of them) (other than general conditions which are a matter of public knowledge) which materially adversely affects the business, operations, properties, financial condition, operating results or business prospects of the Company (or any of them). All documents filed by EPII pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the AExchange Act@), contain all statements that are required by the Exchange Act and do not contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

         6. Waiver of Breach. Blair hereby waives any and all breaches of the terms of the Debenture Acquisition Agreement and the Debenture resulting from
(a) the execution and delivery by the Company of this Agreement and the other agreements and instruments to be executed and delivered hereunder, (b) the amendment of the Company's senior indebtedness by Fleet on the date hereof and
(c) Borrower's failure during its 1996 fiscal year to comply with its limitation on Capital Expenditures (as defined in the Debenture Acquisition Agreement) as set forth in Section 5.2(t) of the Debenture Acquisition Agreement.

         7. Miscellaneous.

                  (a) Further Assurances. The Company shall, from time to time at the request of Blair, do all further acts and things as may in the opinion of Blair be necessary or advisable to effectuate the transaction and other matters contemplated hereby, including, without limitation, the modification of or amendment to any other agreements, certificates or instruments to which the Company is a party.

                  (b) Joint and Several. The Company's obligations hereunder shall be joint and several.

                  (c) Successors. This Agreement and the agreements and obligations contained herein shall, as applicable, be binding upon and inure to the benefit of the Company and Blair and their respective successors and permitted assigns.

                  (d) Costs and Expenses. The Company agrees to pay all costs and expenses, including, without limitation, attorney's fees and expenses, expended or incurred by Blair in connection with (i) the preparation and structuring of this Agreement and the Ancillary Agreements, (ii) the enforcement of this Agreement or any of the Ancillary Agreements, (iii) the collection of any amounts due hereunder and (iv) any actions for declaratory relief in any way related to this Agreement or the agreements, certificates and instruments described herein or contemplated hereby (including, without limitation, the Ancillary Agreements), or the protection or preservation of any rights of Blair hereunder.

                  (e) Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telexed or telecopied communication) and mailed, telexed, telecopied or delivered by hand or by reputable overnight courier service to the respective parties, as follows:

                        If to Blair, to:

                        William Blair Mezzanine Capital Fund, L.P.
                        222 West Adams Street
                        Chicago, Illinois 60606
                        Attention:  Terrance M. Shipp
                        Telecopy:   (312) 236-8075

                        with copy to:

                        Altheimer & Gray
                        10 S. Wacker Drive
                        Suite 4000
                        Chicago, Illinois 60606
                        Attention:  Robert L. Schlossberg, Esq.
                                    and Laurence R. Bronska, Esq.
                        Telecopy:  (312) 715-4800

                        If to the Company, to:

                        c/o Eagle Pacific Industries, Inc.
                        2430 Lincoln Center
                        333 S. 7th Street
                        Minneapolis, Minnesota 55402
                        Attention:  William H. Spell
                        Telecopy:   (612) 371-9651

                        with copy to:

                        Fredrikson & Byron, P.A.
                        1100 International Centre
                        900 Second Avenue South
                        Minneapolis, Minnesota 55402-3397
                        Attention: Lynn Gardin, Esq.
                        Telecopy:   (612) 347-7077

         or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand; when deposited with a reputable courier service, delivery charges prepaid; when deposited in the mail, postage prepaid; or in the case of telex or telecopy, when received.

                  (f) Survival. All representations, warranties, covenants and agreements contained herein or made in writing in connection herewith shall survive indefinitely the execution and delivery of this Agreement.

                  (g) Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other party.

                  (h) Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties hereto with respect to the subject matter hereof. Any amendments or alternative or supplementary provisions to this Agreement must be made in writing and duly executed by an authorized representative of each of the parties hereto.

                  (i) Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  (j) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

                  (k) No Further Amendments. Except as specifically amended hereby, the terms and provisions of the Debenture Acquisition Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

                                 EAGLE PLASTICS, INC.


                                 By:___________________________________________
                                 Title:________________________________________


                                 EAGLE PACIFIC INDUSTRIES, INC.


                                 By:___________________________________________
                                 Title:________________________________________


                                 PACIFIC PLASTICS, INC.


                                 By:___________________________________________
                                 Title:________________________________________

                                 ARROW PACIFIC PLASTICS, INC.


                                 By:___________________________________________
                                 Title:________________________________________


                                 WILLIAM BLAIR MEZZANINE CAPITAL FUND, L.P.

                                 By: William Blair Mezzanine Capital Partners, L.P., its general partner


                                      By:______________________________________
                                               A General Partner